Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2024 with respect to the consolidated financial statements of Intelligent Group Limited as of November 30, 2023 and for each of the years in the two-year period ended November 30, 2023 included in the Annual Report on Form 20-F for the fiscal year ended November 30, 2024.

/s/ Marcum Asia CPAs LLP

New York, New York

June 16, 2025

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com